SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

THE MONY GROUP INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if Other than the Registrant)

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(1)	Title of each class of securities to which transaction applies:
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The following materials will be used by The MONY Group Inc. in presentations to certain investors on or about February 2, 2004.

Acquisition of

The MONY Group Inc.

by

AXA Financial, Inc.

Forward-looking Statements

This presentation contains forward-looking statements concerning MONY’s operations, economic performance, prospects and financial condition. Forward-looking statements include statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions and include all statements concerning MONY’s operations, economic performance, prospects and financial condition for 2004 and following years. MONY claims the protection afforded by the safe harbor for forward-looking statements as set forth in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties. Actual results could differ materially from those anticipated by forward-looking statements due to a number of important factors including the following: satisfaction of the closing conditions set forth in the merger agreement among MONY, AXA Financial, Inc, and AIMA Acquisition Co., including approval of MONY’s stockholders and regulatory approvals; a significant delay in the expected completion of the contemplated merger; MONY could experience losses, including venture capital losses; MONY could be subjected to further downgrades by rating agencies of our senior debt ratings and the claims-paying and financial-strength ratings of our insurance subsidiaries; MONY could be required to take a goodwill impairment charge relating to its investment in Advest if the market deteriorates; MONY could have to accelerate amortization of deferred policy acquisition costs if market conditions deteriorate; MONY could be required to recognize in its earnings “other than temporary impairment” charges on its investments in fixed maturity and equity securities held by it; MONY could have to write off investments in certain securities if the issuers’ financial condition deteriorates; recent improvements in the equities markets may not be sustained into the future; actual death-claim experience could differ from MONY’s mortality assumptions; MONY could have liability from as-yet-unknown litigation and claims; larger settlements or judgments than we anticipate could result in pending cases due to unforeseen developments; and changes in laws, including tax laws, could affect the demand for MONY’s products. MONY does not undertake to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Additional Information

MONY has filed a definitive proxy statement and AXA Financial and MONY intend to file other documents regarding the proposed acquisition of MONY by AXA Financial with the Securities and Exchange Commission (the “SEC”). Before making any voting or investment decisions, investors and security holders of MONY are urged to read the proxy statement regarding the acquisition, carefully and in its entirety, because it contains important information about the proposed transaction. A definitive proxy statement has been sent to the stockholders of MONY seeking their approval of the transaction. Investors and security holders may obtain free copies of the definitive proxy statement, and other documents filed with, or furnished to, the SEC by AXA Financial and MONY at the SEC’s website at www.sec.gov. The definitive proxy statement and other documents may also be obtained for free from MONY and AXA Financial by directing a written request to Shareholder Services, MONY, 1740 Broadway, New York, NY 10019; Attn: John MacLane (jmaclane@mony.com), or to AXA Financial, 1290 Avenue of the Americas, New York, NY 10104, Attn: Robert Walsh (Robert.Walsh@axa-financial.com).

Agenda

• Background and Efforts to Maximize Stockholder Value

• The AXA Financial, Inc. Offer

• Impact of Stockholder Rejection

Background and Efforts to Maximize Stockholder Value

Background

• Founded as Mutual Life Insurance Company of New York in 1843

• Created Career Agency form of distribution

• Current management team in place since early 90s

– Oversaw threefold increase in protection premiums since 1997

– Created profit out of real estate crisis

– Demutualized, unlocking trapped equity and accessing capital markets for growth

– Expanded distribution, target markets, product lines and portfolio of member companies

• Financial performance buoyed by equity markets in late 90s

Challenging Operating Environment

Factors affecting MONY’s prospects include

• Industry outlook

– Decreasing demand for certain insurance company products and services

– Generally weak economic environment and heightened regulation

– Volatile securities markets that create unpredictable revenue from brokerage and investment banking

– Low interest rate environment making spreads difficult to maintain

– Competitive conditions (irrational product pricing)

• Lack of critical mass in accumulation product lines

• Rating agency concerns

Management Response

Since Demutualization, Management has

• Cut expenses by $100 Million annually, and reorganized field and home office staffs

• Significantly expanded 3rd party distribution (brokerage) of MONY products and updated all product lines

– COLI/BOLI and brokerage sales (all non-Career) now account for 83% of new premiums

• Aggressively managed statutory capital

– Securitization of the Closed Block was an effective, efficient means of raising needed capital

Distribution Diversification

Commissions

1998

Career

Other

Enterprise Third Party

CSG

2003

Enterprise Third Party

Career

USFL BGAs

Advest

TA

CSG

MONY Partners

Management Response

Despite aggressive response, efforts were offset by

• Reduced profits from sale of pension business

• Reduced fee income as a result of the lower market value of accumulation assets, despite recent market upturn

• Higher corporate pension costs

• Reduced spreads due to declining interest rates

• Reduced venture capital returns

• Diminishing short-term liquidity—operating entities required substantial capital support

• Tightening reinsurance market – requiring alternative sources of financing

Management Response

Recently, the company has experienced

• Low Return on Equity

• Threats to senior debt and insurer financial strength ratings

As a result, senior executives consulted with MONY’s Board of Directors and outside financial advisers regarding potential strategic alternatives including remaining independent and merging with another firm

Management Initiates Discussions

From 2001 through April 2003, MONY senior executives discussed strategic transactions with several firms

• Sponsored demutualizations

• Merger of Equals

• Acquisition of MONY

In each case, MONY sought a partner that would be able to

• Maximize value to stockholders

• Consummate a transaction in a timely manner

• Receive regulatory approval

Management Initiates Discussions

Other potential acquirers did not make an offer for MONY for various reasons including

• Lack of strategic fit

• Negligible impact due to MONY’s relatively small size

• Perceived integration risks

• Low level of MONY’s earnings

• Desire to remain independent (in the case of sponsored demutualizations or merger of equals transactions)

The AXA Financial, Inc. Offer

AXA Financial Best Acquirer

AXA Financial is able to apply higher value to MONY than other potential acquirers

• Expectation of significant synergies—transaction is accretive sooner than for other potential acquirers

• Appeal to AXA of MONY’s distribution systems

• AXA did not require financing condition to close

AXA Financial uniquely situated to acquire MONY

• Cultural similarities, NYC base and heritage

• Both companies have demutualized

• Similarities in retail and wholesale distribution models

Summary of Offer

• AXA Financial will pay $31 in cash for each outstanding share of MONY common stock

• Holders of MONY common stock may receive a dividend of up to “Adjusted Net Earnings,” as defined in the merger agreement

• Under the agreement MONY has an ability to consider an unsolicited offer that is superior to the merger

• Merger must be approved by holders of a majority of MONY’s outstanding shares and certain regulatory entities

CSFB Assumptions

CSFB acted as MONY’s exclusive financial advisor in connection with the merger. MONY stockholders are responsible for making their own investment decisions and should consult with their own financial advisors.

All information in this presentation is qualified in its entirety by reference to the full text of the proxy statement and CSFB’s opinion therein dated September 17, 2003, which has not been updated. Please read the proxy statement in its entirety for further information.

In performing certain financial analyses for MONY’s Board of Directors, CSFB used financial forecasts for MONY based on internal estimates by MONY’s management. MONY’s management provided CSFB with a forecast for MONY on a stand-alone basis, which is referred to as the base case, and also provided CSFB with adjustments to the base case.

• The base case assumes:

– Benefit from expense reduction initiatives contemplated pre-announcement

– Ratings are maintained

– Growing sales volume, stock market appreciation and positive VC investment returns

– Constant annual dividend of $0.45 per share and no share repurchases

– Annual capital contributions to life insurance subsidiaries of $50 million from 2003 to 2005

– Refinancing of $275 million of senior notes that mature on December 15, 2005

• Adjustments to base case forecast reflecting hypothetical selected purchase accounting adjustments:

– Elimination of DAC and goodwill asset and establishment of VOBA asset (approx. 50% of value of DAC asset)

• Results of adjustments to base case (excludes any assumed expense savings or revenue synergies an acquirer might achieve):

– 2003E ROE improves from 0.8% to 3.9%; 2004E ROE improves from 2.0% to 5.4%

In this presentation and the proxy statement, “adjusted” estimated earnings and “adjusted” book value reflect MONY’s estimated earnings for a given period and estimated book value at a given date, respectively, with the adjustments described above.

Implied Multiples and Premiums

Implied Multiples at $31.00 per share

ADJUSTED

RESEARCH BASE CASE BASE CASE

ANALYSTS’ MANAGEMENT MANAGEMENT

CONSENSUS ESTIMATES ESTIMATES

Price / 2003E Earnings 99.8x 89.6x 25.9x

Price / 2004E Earnings 63.6x 35.6x 18.0x

Price / GAAP Book

Value at June 30, 2003 0.72x NA 1.02x

Price / Adjusted Statutory Book

Value at December 31, 2002 NA 2.11x 2.11x

Implied Premiums at $31.00 per share

Premium to Closing Price on 9/11/03 7.3%

Premium to 52-Week High as of 9/11/03 7.3

Premium to 52-Week Average as of 9/11/03 25.5

Note: See proxy statement page 35 for important information.

Summary Valuation Analysis

(per MONY share)

Comparable Companies

Comparable Acquisitions

Discounted Cash Flow Analysis:

(1)

Base Case Without Synergies

Base Case With Synergies

(2)

$ 19.50 $ 23.36

$ 23.03 $27.22

$ 19.23 $ 25.26

$ 27.86 $ 36.47

$15.00 $20.00 $25.00 $30.00 $35.00 $40.00

Note: Please see proxy statement pages 35-40 for important information. Note: Analyses based on base case, with adjustments described.

(1) Average results of using a forward P/E terminal multiple and a P/B terminal multiple.

(2) Synergy cases assume $125 million annual pre-tax expense savings (realized 50% over the first twelve months and 100% thereafter), $150 million after-tax restructuring charge and $20 million of after-tax transaction expenses.

Book Value vs. Offer

• MONY’s historic book value is accurately stated

– Goodwill and DAC both reviewed periodically by independent auditors

– The acquisitions and policies that gave rise to Goodwill and DAC are generating sufficient revenues for those assets to be deemed unimpaired and recoverable

• Stated book value and value in acquisition are appropriately different

– DAC and Goodwill are replaced by VOBA under purchase accounting – asset values are restated at Fair Value based on the acquirer’s hurdle rate

– MONY’s low ROE (or the return produced by any asset), combined with an acquirer’s hurdle rate above that return, results in a valuation of less than stated book value

Impact of Stockholder Rejection

Likely Ratings Downgrades

With the prospect of further downgrades, MONY stand-alone could face

• Losing relationships with both Career and independent distributors

• Marketing a very limited number of general account products

• Paying higher gross concessions to its distributors to maintain the same premium volume, resulting in lower profits

Continued Operating Challenges

MONY stand-alone could face

• Increased difficulty recruiting and retaining necessary talent

• Margin compression from rising costs, magnified by lack of scale

• Pricing pressure in “commoditizing” product lines

Continued Capital Markets Challenges

MONY stand-alone could face

• Limited access to debt markets, either for refinancing or new issue

• Increased cost of equity capital

• The fact that if equity capital is available, it will significantly dilute existing equity holders

• Tightening reinsurance market – requiring alternative sources of financing

Prospect for improved valuation of MONY by capital markets is highly unlikely

Scale Remains an Issue

Fixed +

Total Variable Mutual 3rd Party

Reserves Annuities Funds Assets

Co. A $ 5 $ 11 $ - $ -

Co. B 25 55 29 30

Co. C 124 51 45 94

Co. D 10 5 5 82

Co. E 13 6 8 46

MNY 9 4 4 5

$            Billions 12/31/02

L&H plus P/C

Analyst Comments

“If the AXA-MNY deal were to fall apart, we expect the MNY stock to decline to $25—$27.”

Vanessa Wilson—Deutsche Bank (12/31/03)

“Our view is that MONY has been for sale for a long time and that there will be no other entrants into this process.”

Andrew Crean, Kato Mukuru—Citigroup (01/19/03)

“As we have indicated in the past, we believe an appraisal could result in a valuation lower than the $31 offer price.”

Jukka Lipponen—Keefe, Bruyette & Woods (01/09/04)

“…if it does [not pass] we would expect the stock to drop to the mid 20’s range.”

Jonathan Joseph—Fox-Pitt Kelton (01/09/04)

Summary

• Despite substantial efforts by management to improve results, MONY’s Board has concluded that proposed transaction with AXA will maximize stockholder value

• AXA Financial will pay $31 in cash for each share of MONY common stock

• No other bidder willing to pay more than $31 has emerged, and no one has proposed a realistic alternative

• Special meeting of stockholders February 24th, 2004 at the New York Marriott Marquis hotel in New York City

• Failure to vote or abstention from voting has the same effect as a vote against adoption of the merger agreement